EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in her capacity as Chief Financial Officer of Belport Capital Fund LLC (the Fund), that based on her knowledge:

(a)	the Quarterly Report of the Fund on Form 10-Q for the quarter ended September 30, 2006 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.

Date: November 9, 2006

/s/ Michelle A. Green Michelle A. Green Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.